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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Shareholders and Board of Directors
Protocol Systems, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to changes in the method of accounting for certain debt and equity securities and income taxes.


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                                          KPMG PEAT MARWICK LLP

Portland, Oregon
May 29, 1996